UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Defiance Daily Target 2X Long ALAB ETF

Defiance Daily Target 2X Long APLD ETF

Defiance Daily Target 2X Long AVAV ETF

Defiance Daily Target 2X Long JOBY ETF

Defiance Daily Target 2X Long KTOS ETF

Defiance Daily Target 2X Long LMND ETF

Defiance Daily Target 2X Long NBIS ETF

Defiance Daily Target 2X Long NVTS ETF

Defiance Daily Target 2X Long OSCR ETF

Defiance Daily Target 2X Long PONY ETF

Defiance Daily Target 2X Long RCAT ETF

Defiance Daily Target 2X Long RBRK ETF

Defiance Daily Target 2X Long ZETA ETF

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

The Nasdaq Stock Market, LLC

NYSE Arca, Inc

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 433 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-25-013870) on September 24, 2025, which is incorporated herein by reference.

The Trust currently consists of 234 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Defiance Daily Target 2X Long ALAB ETF

Defiance Daily Target 2X Long APLD ETF

Defiance Daily Target 2X Long AVAV ETF

Defiance Daily Target 2X Long JOBY ETF

Defiance Daily Target 2X Long KTOS ETF

Defiance Daily Target 2X Long LMND ETF

Defiance Daily Target 2X Long NBIS ETF

Defiance Daily Target 2X Long NVTS ETF

Defiance Daily Target 2X Long OSCR ETF

Defiance Daily Target 2X Long PONY ETF

Defiance Daily Target 2X Long RCAT ETF

Defiance Daily Target 2X Long RBRK ETF

Defiance Daily Target 2X Long ZETA ETF

39-3505888 39-3611929 39-3636884 39-3559001 39-3611900 39-3636910 39-3558809 39-3636848 39-3480034 39-3558939 39-3587115 39-3505850 39-3364909

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.

B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.

C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.

D.	Registrant’s Amended and Restated By-Laws, effective as of November 10, 2022, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 28, as filed with the SEC on November 14, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

September 24, 2025

By:	/s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: Principal Executive Officer